UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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JONES SODA CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS SEPTEMBER 23, 2010 2:00 p.m.
PROXY STATEMENT
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
REPORT OF AUDIT COMMITTEE
CHANGE IN INDEPENDENT AUDITORS
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
HOUSEHOLDING OF PROXIES
OTHER BUSINESS

234 Ninth Avenue North Seattle, WA 98109	T 206-624-3357 F 206-624-6857 www.jonessoda.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 23, 2010
2:00 p.m.

To Jones Soda Co. Shareholders:

Notice is hereby given that the 2010 Annual Meeting of Shareholders of Jones Soda Co., a Washington corporation, will be held at 2:00 p.m. local time on Thursday, September 23, 2010 at the Experience Music Project, 325 Fifth Avenue N., Seattle, Washington 98109. Only shareholders who owned stock at the close of business on the record date, August 17, 2010, can vote at the Annual Meeting or any other adjournments of the Annual Meeting that may take place. At the Annual Meeting, we will ask you to:

1.	elect five directors nominated by our Board of Directors for a term of one year;

2.	ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2010; and

3.	transact such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY NOMINATED DIRECTORS DESCRIBED IN THE PROXY STATEMENT AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF PETERSON SULLIVAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on August 17, 2010 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,
JONES SODA CO.

MICHAEL R. O’BRIEN
Corporate Secretary and Chief Financial Officer
Seattle, Washington
August 24, 2010

Please note that attendance at our Annual Meeting will be limited to shareholders who owned stock at the close of business on the record date, or their authorized representatives, and their guests.

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly signing, dating and returning the proxy will save us the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

JONES SODA CO.
234 Ninth Avenue North
Seattle, Washington 98109

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Jones Soda Co., to be voted at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 2:00 p.m. (local time) on Thursday, September 23, 2010, or at any continuation or adjournment thereof. The Annual Meeting will be held at the Experience Music Project, 325 Fifth Avenue N., Seattle, Washington 98109 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the Experience Music Project (where you will be able to attend the Annual Meeting and vote in person) can be found at www.empsfm.org, by selecting “Directions.”

We intend to mail this Proxy Statement and accompanying proxy card on or about August 24, 2010, to all shareholders entitled to vote at the Annual Meeting. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including financial statements, accompanies this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 23, 2010
This Proxy Statement and the 2009 Annual Report are available at:
http://www.jonessoda.com/invest/financial_reports.php

Voting and Outstanding Shares

Only holders of record of our common stock at the close of business on August 17, 2010 are entitled to notice of and to vote at the Annual Meeting. There were 27,719,326 shares of common stock issued and outstanding on that date. Shareholders are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with our recommendations.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Quorum; Approval Requirements

The presence at the Annual Meeting, in person or by proxy, of holders of record of at least 33 1/3% of the outstanding shares of common stock constitutes a quorum at the Annual Meeting.

For Proposal 1, Election of Directors, the nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected to the Board.

For Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, the ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm will be adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Computershare Trust Company, our transfer agent, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes prior to our meeting date. Computershare Trust Company will also act as Inspector of Elections at our annual meeting.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will have no impact on the vote relating to Proposal 1, Election of Directors and Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm because they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals. However, abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. An abstention occurs when a shareholder withholds such shareholder’s vote by checking the “abstain” box on the proxy, or when a shareholder present at a meeting does not cast a ballot. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to Proposal 1, Election of Directors.

Solicitation of Proxies

Our Board of Directors is soliciting proxies pursuant to this Proxy Statement. William R. Meissner and Michael R. O’Brien, and each or either of them, are named as proxies. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

Any shareholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to our Corporate Secretary, at or prior to the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of five directors. If elected at the Annual Meeting, each director nominee would hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Directors are elected by a plurality of the shares voted at the Annual Meeting.

Unless otherwise directed, the persons named as proxies in the enclosed proxy card will vote the proxies received by them for the five nominees named below. In the event that any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.

The Board recommends a vote “FOR” each of the persons nominated by the Board.

Nominees

Set forth below is biographical information for each of the five nominees as director.

Name	Position/Background	Age	Director Since

Mills A. Brown	Mr. Brown has been one of the founding principals of MainSpring Capital Group (a real estate investment and development company) and its affiliated brokerage company, Ross Brown Partners, Inc., since MainSpring’s inception in December 2000. Mr. Brown is also co-owner and co-operator of a new car franchise in the Phoenix metropolitan area. Mr. Brown received a business degree from Arizona State University. We believe Mr. Brown’s qualifications to sit on our Board of Directors include his extensive business management and business development experience.	57	December 2008
Richard S. Eiswirth, Jr.	Mr. Eiswirth currently serves as the Chairman of the Board of Directors. He has served as the Chief Financial Officer of Alimera Sciences, Inc., an ophthalmic pharmaceutical company, since October 2005. Prior to that, Mr. Eiswirth was the Chief Financial Officer and Senior Executive Vice President of Netzee, Inc., a provider of internet banking solutions to community banks, from August 1999 to April 2002. He is also the founder of Black River Holdings, Inc., a consulting practice. He received an accounting degree from Wake Forest University in 1991. Mr. Eiswirth also served on the Board of Directors and was Chairman of the Audit Committee for Color Imaging, Inc., a toner manufacturing company, from 2003 until August 2007. We believe Mr. Eiswirth’s qualifications to sit on our Board of Directors include his experience in management and his financial and accounting expertise.	41	August 2006

Name	Position/Background	Age	Director Since

Michael M. Fleming	Mr. Fleming has been an attorney with the law firm of Lane Powell PC in Seattle, Washington, specializing in real estate, dispute resolution, securities and environmental matters, since February 2000. Mr. Fleming has served on the Board of Directors of Big Brothers and Big Sisters of Puget Sound since December 2002 and was elected Chairman of the Board of Directors for 2008/2009. He has also been the President and owner of Kidcentre, Inc., a company in the business of providing child care services in Seattle, Washington, since July 1988. Since April 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law. We believe Mr. Fleming’s qualifications to sit on our Board of Directors include his legal expertise in matters of business and securities law.	61	April 1997
Matthew K. Kellogg	Mr. Kellogg served as a director of the Company from May 1999 to August 2006 and as Corporate Secretary (in a non-employee capacity) from March 2006 to August 2006; he returned to the Company’s Board in June 2008. He is currently the managing member of Canal Investments LLC, an investment firm, serving in such capacity since March 2003. In January 2008, Mr. Kellogg co-founded Point32 Development Company, a real estate development firm, where he currently serves as a principal. Mr. Kellogg co-owns Tutta Bella Neapolitan Pizzeria, a regional casual restaurant chain. From November 2002 to March 2003, Mr. Kellogg was the manager of Kingfisher Capital LLC, an investment firm. Mr. Kellogg holds a Bachelor of Science degree from Skidmore College. We believe Mr. Kellogg’s qualifications to sit on our Board of Directors include his extensive business management and business development experience.	45	June 2008
Susan A. Schreter	Ms. Schreter is the founder, managing editor and Chief Executive Officer of TakeCommand Information Media, Inc., an online entrepreneurial education and membership organization for small business owners. In addition, she is a contributor to online and print publications in the areas of small business finance and a weekly newspaper columnist. She served as the Chief Executive Officer and Chairman of the Board of First Transaction Management, Inc., a general business and strategic planning consulting firm, from 1999 to 2008. Ms. Schreter received a Bachelor of Arts degree and is an honors graduate of Smith College. We believe Ms. Schreter’s qualifications to sit on our Board of Directors include her experience and knowledge in business finance and strategic planning.	49	June 2008

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors has reviewed the relationships between the Company and each of its directors, including former directors who served as directors during any part of fiscal year 2009, and has determined that the following directors are “independent” within the meaning of the listing standards of The Nasdaq Stock Market: current directors Mills Brown, Richard Eiswirth, Jr., Michael Fleming, Matthew Kellogg, and Susan Schreter. In making its independence determinations, the Board of Directors considered all relationships between its directors and the Company, including a former relationship with Mr. Fleming’s law firm that is not required to be disclosed in this Proxy Statement as a related person transaction. Mr. Fleming is a partner at the law firm Lane Powell PC, which provided legal services to the Company. During 2009, the Company paid Lane Powell approximately $85,000 in fees and expenses. Mr. Fleming did not provide any of the legal services rendered by Lane Powell and, because the amounts involved were not material to either the Company or Lane Powell, the Board of Directors has concluded that this former relationship does not impair the independence of Mr. Fleming as a member of our Board of Directors.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors selects by consensus the Chairman from the directors. However, the Board of Directors does not have a specific policy on whether the Chief Executive Officer should be on the Board of Directors, whether the roles of Chief Executive Officer and Chairman of the Board should be separate, or if the roles are separate, whether the Chairman of the Board should be selected from the nonemployee directors or be an employee. The Board of Directors believes that it should have discretion to determine the most appropriate leadership structure at a given time.

The Board of Directors believes the current leadership structure, with an independent Chairman of the Board, is appropriate at this time. The Board believes this structure ensures a greater role for the independent directors in the oversight of the Company, as well as their active participation in setting agendas and establishing priorities and procedures for the work of the Board. The Board also believes its administration of its risk oversight function, as discussed below, has not affected the Board’s leadership structure.

The Board of Directors oversees the risk management process, while executive management oversees and manages risk on a daily basis. The Board receives regular reports from members of executive management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. While the Board is ultimately responsible for risk oversight, each of the Board committees assists in fulfilling these oversight responsibilities. The Audit Committee oversees management of financial risks by identifying key areas of risk for the Company; reviewing management’s policies, programs and policies to deal with risk; and identifying those in senior management whose responsibility it is to manage risks and receiving reports from such persons. The Nominating Committee manages risks associated with Board composition, including the independence of Board members. The Compensation and Governance Committee is responsible for overseeing the management of risks relating to corporate governance and the compensation of executives, employees and non-employee directors. The chairperson of the relevant Board committee reports on its discussions to the full Board, enabling the Board and its committees to coordinate the risk oversight role.

Board Attendance

During the 2009 fiscal year, the Board of Directors held 15 meetings. Each director was in attendance at more than 75% of the meetings held of the Board and any committees on which he or she served during his or her tenure as a director in 2009. At each Board meeting, the nonmanagement directors have the opportunity to meet in executive session without members of management present.

We do not have a formal policy requiring director attendance at our annual meeting of shareholders; however, all directors are encouraged to attend. At last year’s 2009 Annual Meeting of Shareholders, four of our directors were in attendance.

Board Meetings and Committees

Our Board has an Audit Committee, a Compensation and Governance Committee and a Nominating Committee, each of which is comprised solely of independent directors. The membership of each committee as of August 6, 2010 is indicated below:

Compensation
and
Director	Governance	Audit	Nominating

Mills A. Brown	Chair		X
Richard S. Eiswirth, Jr.	X	Chair
Michael M. Fleming			X
Matthew K. Kellogg	X	X	Chair
Susan A. Schreter	X	X

Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to our accounting, reporting, financial and internal control practices. The committee has general responsibility for reviewing with management the financial and internal controls and the accounting, auditing and reporting activities of our company and our subsidiaries. The committee annually reviews the qualifications and objectivity of our independent auditors; is responsible for selecting, retaining or replacing our independent auditors; reviews the scope, fees and result of their audit; reviews and approves any non-audit services and related fees; is informed of their significant audit findings and management’s responses thereto; and annually reviews the status of significant current and potential legal matters. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. The Audit Committee has a written charter, which is posted on the Company’s website at www.jonessoda.com under “About Jones — Investor Relations — Corporate Governance.”

During 2009, the Audit Committee consisted of Messrs. Eiswirth and Kellogg and Ms. Schreter. The Board of Directors has determined that Mr. Eiswirth qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) rules. All of the directors on the Audit Committee qualify as “independent directors” within the meaning of SEC rules and the listing standards of The Nasdaq Stock Market. The Audit Committee held five meetings in 2009.

Compensation and Governance Committee

During 2009, the Compensation and Governance Committee (the “Committee”) consisted of Messrs. Fleming, Brown and Eiswirth and Ms. Schreter. In February 2010, Mr. Fleming resigned from the Committee and Mr. Brown was appointed Chairman and Mr. Kellogg was appointed to the Committee. Each member of the Committee is an independent director under The Nasdaq Stock Market listing standards. Compensation for the Named Executive Officers is recommended by the Committee to the full Board of Directors. All decisions and recommendations of the Committee are reported to and approved by our Board, with the exception of equity grants, which are approved by the Committee. Compensation consultants were not retained in 2009 to advise with respect to executive compensation or other compensation matters.

Pursuant to its written charter, the primary function of the Committee is to assist with the responsibilities of the Board of Directors relating to the compensation of the Company’s Chief Executive Officer and other executives, employees and directors who are not employees of the Company, and relating to the Company’s retirement, welfare and other benefit plans. The Committee is also responsible for performing other compensation- and governance-related duties set forth in its written charter, which is posted on the Company’s website at www.jonessoda.com under “About Jones — Investor Relations — Corporate Governance.” The Committee, when appropriate, may delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee, the Board or Company officers. Additionally, the Committee, in its sole discretion, may retain independent counsel, accounting and other professionals without seeking approval of the Board with respect to the selection, fees and/or retention terms for these advisors.

Under its charter, the Committee establishes, and annually reviews, policies regarding executive compensation. With respect to our Chief Executive Officer, the Committee solicits input from the full Board of Directors and, based on that input, develops corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and, with the exception of equity grants, recommends to the Board the CEO’s compensation based on this evaluation and other relevant information. For other executive officers, the CEO provides the Committee a performance assessment and recommendation regarding performance goals and compensation. The Committee reviews this information and the recommendations, as well as other relevant information, and, with the exception of equity grants, recommends the compensation of these officers on an annual basis to the Board, which approves such compensation.

The Chief Executive Officer reports to the Committee periodically on the results of the evaluations of our executive officers (other than the CEO). In addition to the CEO’s involvement in setting individual performance goals, conducting evaluations and making compensation recommendations for other executive officers, our management team plays an active role in updating the Committee on the trends and challenges of hiring, retaining and competing for talent. The management team periodically suggests alternative forms of compensation or compensation strategies to assist the Committee in recommending to the Board compensation packages that will enable us to attract and retain key talent.

Under its charter, the Committee also reviews director compensation practices — including in relation to peer companies — and recommends to the Board of Directors, as appropriate, revisions to our director compensation program. In addition, the Committee develops, periodically reviews and recommends to the Board director and executive stock ownership guidelines, and provides oversight and recommendations to the Board regarding our welfare and other tax-qualified and nonqualified benefit plans. The Committee reports regularly to the Board and seeks its approval on any other significant matters arising from the Committee’s work, including awards to top executives and special executive employment, compensation and retirement arrangements. The Committee held four meetings in 2009.

Nominating Committee

During 2009, the Nominating Committee consisted of Messrs. Kellogg, Brown and Fleming. All of the directors on the Nominating Committee qualify as “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market. The Nominating Committee held one meeting in 2009.

The primary functions of the Nominating Committee are to identify individuals qualified to become members of the Board of Directors and to approve and recommend to the Board of Directors director candidates for election to the Board of Directors. The Nominating Committee is also responsible for performing other related duties set forth in its written charter, which is posted on the Company’s website at www.jonessoda.com under “About Jones — Investor Relations — Corporate Governance.”

Director Nomination Procedures

The Nominating Committee is generally responsible for the identification, review, selection and recommendation to the Board of Directors of candidates for director nominees, including the development of policies and procedures to assist in the performance of these responsibilities. The Nominating Committee reviews with the Board the requisite qualifications, skills and characteristics for Board nominees and composition and the specific considerations relating to individual director candidates. Upon the Nominating Committee’s recommendations, the Board recommends the director nominees to the shareholders for election.

Potential director candidates are referred to the Chair of the Nominating Committee for consideration by the Nominating Committee, which may then recommend the director candidate to the Board of Directors for its consideration, if deemed appropriate. If necessary or desirable in the opinion of the Nominating Committee, the Nominating Committee will determine appropriate means for seeking additional director candidates, including engagement of outside consultants to assist in the identification of director candidates.

The Nominating Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chair of the Nominating Committee, c/o the Secretary of the Company, providing the candidate’s name, biographical data and other relevant information. Shareholders who intend to nominate a director for election at the 2011 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Secretary of the Company in the manner described below under the heading “Shareholder Proposals.”

The Nominating Committee has recommended to the Board of Directors, and the Board has adopted, the Director Selection Guidelines set out in Exhibit A to the Nominating Committee charter. In accordance with the Director Selection Guidelines, the Nominating Committee and the Board, as appropriate, will review the following considerations, among others, in their evaluation of candidates for Board nomination: personal and professional ethics; training, experience and ability at making and overseeing policy in business; commitment to fulfilling the duties of the Board; commitment to understanding the Company’s business; commitment to engaging in activities in the best interests of the Company; independence; diversity; industry knowledge and contacts; financial or accounting expertise; leadership qualities; public company board of director and committee experience and other relevant qualifications. The Nominating Committee does not have a formal policy with respect to diversity; however, the Nominating Committee and the Board believe it essential to have directors representing diverse viewpoints. Accordingly, diversity is one factor considered by the Nominating Committee in evaluating overall Board composition and evaluating appropriate director candidates. The Director Selection Guidelines are further described in Exhibit A to the Nominating Committee’s charter. A director candidate’s ability to devote adequate time to Board and committee activities is also considered.

The Nominating Committee periodically reviews with the Board the appropriate process for and the considerations to be taken in the evaluation of director candidates. In the event there is a vacancy on the Board, the Chair of the Nominating Committee will initiate the effort to identify appropriate director candidates.

Shareholder Communication with the Board

Shareholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of Jones Soda Co., and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock related matter; or

•	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 6, 2010 certain information regarding the beneficial ownership of our outstanding common stock by the following persons or groups:

•	our current President and Chief Executive Officer;

•	each person who, to our knowledge, beneficially owns more than 5% of our common stock;

•	the Named Executive Officers identified in the Summary Compensation Table below;

•	each of our current directors and director nominees; and

•	all of our current directors and executive officers as a group.

As of August 6, 2010, there were 27,537,963 shares of common stock issued and outstanding. Unless otherwise indicated, each person’s address is c/o Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109.

Beneficial ownership is determined in accordance with SEC rules and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of August 6, 2010 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated and subject to community property laws where applicable, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.

	Beneficial Ownership of Common Stock(1)
		Options/Warrants
	No. of	Currently Exercisable	Total Beneficial	Percent of
Name and Address of Beneficial Owner	Shares(2)	or Within 60 Days	Ownership(2)	Total

President and Chief Executive Officer
William R. Meissner(3)	2,000	100,000	102,000		*
Named Executive Officers and Directors
Michael R. O’Brien	4,500	54,294	58,794		*
Mills A. Brown	391,476	20,000	411,476	1.5%
Richard S. Eiswirth, Jr.	28,035	60,721	88,756		*
Michael M. Fleming	21,177	45,721	66,898		*
Matthew K. Kellogg	118,814	128,574	247,388		*
Susan A. Schreter	17,044	28,574	45,618		*
Stephen C. Jones(4)	—	160,000	160,000		*
Jonathan J. Ricci(5)	—	—	—		*
Thomas P. O’Neill(6)	—	—	—		*
All current directors and executive officers as a group (7 persons)	583,046	437,884	1,020,930	3.7%

*	Less than one percent

(1)	The table is based upon information supplied by such principal shareholders, executive officers and directors.

(2)	Includes shares of unvested restricted stock as follows: Mr. O’Brien, 1,143; Mr. Eiswirth, 1,428; Mr. Fleming, 1,428; Mr. Kellogg, 857; and Ms. Schreter, 857.

(3)	Mr. Meissner joined the Company on April 9, 2010 as President and Chief Executive Officer.

(4)	Mr. Jones resigned from the Company effective May 1, 2009 and from the Board of Directors effective May 27, 2009.

(5)	Mr. Ricci resigned from the Company and the Board of Directors effective April 2, 2010.

(6)	Mr. O’Neill resigned from the Company effective April 10, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file. SEC regulations also require the Company to identify in this Proxy Statement any Reporting Person who failed to file any such report on a timely basis.

Based solely on our review of the copies of such reports received or written communications from certain Reporting Persons, we believe that all Reporting Persons complied with all applicable Section 16(a) filing requirements for fiscal year 2009.

EXECUTIVE OFFICERS

Our executive officers as of August 6, 2010, are as follows:

Name	Age	Position	Officer Since

William R. Meissner	44	President and Chief Executive Officer	2010
Michael R. O’Brien	44	Chief Financial Officer and Secretary	2008

Mr. Meissner joined Jones Soda on April 9, 2010 as President and Chief Executive Officer. Prior to joining Jones Soda, he served as President of Talking Rain Beverage, Inc., a privately held beverage company, from October 2008 until April 2010. From September 2004 to October 2008, Mr. Meissner was Chief Marketing Officer of Fuze Beverages, a new age category brand and division of Coca Cola North America. Prior to that, from September 2002 to September 2004, Mr. Meissner was Vice President Marketing and Sales of SoBe Chocolate, a brand licensed from PepsiCo, and from November 1999 to September 2002, Brand Director and Director of Brand Development with SoBe Beverages, a division of Pepsi Cola North America. Mr. Meissner began his career with Tetra Pak Inc., a private multinational consumer beverage-packaging firm based in Lausanne, Switzerland, where he worked as a Category Manager and Regional Account Manager from 1994 to 1999. Mr. Meissner earned an MBA from the University of Pittsburgh and a BA from Michigan State University.

Mr. O’Brien joined Jones Soda in September 2008 as Chief Financial Officer and Corporate Secretary. Prior to joining Jones Soda, he served as Chief Financial Officer of Pyramid Breweries Inc., a craft beer brewer, from September 2006 until August 2008. Prior to that, Mr. O’Brien served as Chief Financial Officer of Medisystems Corporation, a designer and manufacturer of disposable medical devices, from 2002 until September 2006. From 1999 to 2002, Mr. O’Brien held positions of Corporate Controller and Chief Financial Officer of Flow International Corporation, which develops and manufacturers ultra high-pressure waterjet technology and provides robotics and assembly equipment. Mr. O’Brien earned a Bachelor of Arts degree in accounting from Western Washington University and a Masters of Business Administration degree from Seattle University. Mr. O’Brien is also a certified public accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows all compensation awarded, earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2009 and 2008, to the extent applicable.

							Non-Equity
							Incentive
					Stock	Option	Plan	All Other
		Salary	Bonus		Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)		($)(2)	($)(2)	($)(1)	($)	($)

Jonathan J. Ricci(3)	2009	$245,000	$24,500		$—	$83,396	$19,600	$33,394	$405,890
Former President and Chief	2008	234,792	—		26,160	141,750	—	39,281	441,983
Executive Officer
Michael R. O’Brien	2009	200,000	10,000		—	47,628	8,000	—	265,628
Chief Financial Officer	2008	66,667	—		740	9,200	—	—	76,607
Stephen C. Jones(4)	2009	101,666	—		—	99,351	—	—	201,017
Former Chief Executive	2008	142,917	—		6,540	132,150	—	102,600	384,207
Officer
Thomas P. O’Neill(5)	2009	81,614	11,550	(6)	—	23,656	—	—	116,820
Former Executive Vice	2008	165,000	—		12,000	52,500	—	12,548	242,048
President of Sales

(1)	Amounts under the “Bonus” column for Messrs. Ricci and O’Brien represent the cash bonus earned under the discretionary component of the 2009 bonus plan and amounts under the “Non-Equity Incentive Plan Compensation” column for Messrs. Ricci and O’Brien represent the cash bonus earned under the objective component of the 2009 bonus plan.

(2)	Represents the aggregate grant date fair value for awards granted in 2009 and 2008, as applicable, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 (our “2009 10-K”) regarding the assumptions underlying the valuation of equity awards. For Mr. Jones, amount in 2009 includes the incremental fair value as a result of the modification of a stock option in connection with his termination, as discussed below under “Narrative Disclosure to Summary Compensation Table.”

(3)	Mr. Ricci served as Chief Operating Officer until May 1, 2009 when he was promoted to President and Chief Executive Officer. Mr. Ricci resigned from the Company and the Board of Directors effective April 2, 2010.

(4)	Mr. Jones resigned from the Company effective May 1, 2009 and from the Board of Directors effective May 27, 2009.

(5)	Mr. O’Neill resigned from the Company effective April 10, 2009.

(6)	Mr. O’Neill received a discretionary cash bonus of $3,300 based on the achievement of key performance indicators by the employees reporting to him and a retention bonus of $8,250.

Narrative Disclosure to Summary Compensation Table

The following describes the material factors necessary to understand the compensation disclosed in the Summary Compensation Table.

Jonathan J. Ricci.  Mr. Ricci served as our President and Chief Executive Officer until April 2, 2010, pursuant to an employment agreement that was effective on January 20, 2008, as amended on December 29, 2008 and May 4, 2009. Pursuant to the employment agreement, Mr. Ricci received an annual base salary of $245,000. In addition, the employment agreement provided that Mr. Ricci was eligible to receive (a) an annual performance bonus of up to 100% of his base salary based on the achievement of objectives to be agreed upon by the Company and Mr. Ricci and subject to approval by the Compensation and Governance Committee, and

(b) an option to purchase, or a combination of stock options and restricted stock grants equivalent to, 80,000 shares of the Company’s common stock annually (subject to approval by the Compensation and Governance Committee). The employment agreement also provided for corporate housing in Seattle, and four weeks of annual vacation. The employment agreement also contained certain restrictive covenants, including the requirement that Mr. Ricci execute a confidentiality agreement.

Under the employment agreement, through January 20, 2009, Mr. Ricci was entitled to receive a lump sum payment equal to six months of his then current salary if he was terminated without Cause more than 90 days after the beginning of his employment with the Company or if he was terminated without Cause at any time after a material change in his reporting structure.

Alternatively, if Mr. Ricci was terminated without Cause after January 20, 2009 or if he was terminated without Cause in connection with a Corporate Transaction, he would be entitled to receive a lump sum payment equal to the sum of 12 months of his then current base salary plus his target bonus, COBRA coverage for 12 months for Mr. Ricci and his family, and immediate vesting of the unvested portion of his stock options and restricted stock grants.

For purposes of Mr. Ricci’s employment agreement, the following terms are defined as follows:

•	“Cause” includes (i) conviction of any felony or misdemeanor; (ii) breach of the Company’s Code of Ethics or Insider Trading Policy or Regulation FD policies, as now in effect or as modified in the future; (iii) theft or embezzlement from the Company; or (iv) attempt to obstruct or failure to cooperate with any investigation authorized by the Company or any governmental or self-regulatory entity.

•	“Corporate Transaction” is any of the following events: (a) consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s common stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation; (b) consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or (c) approval by the holders of the Company’s common stock of any plan or proposal for the liquidation or dissolution of the Company.

On March 8, 2010, Mr. Ricci delivered written notice to the Board of Directors of the Company of his resignation as President and Chief Executive Officer and a member of the Board of Directors of the Company, effective April 2, 2010. No severance payments or benefits were due to him as a result of his resignation.

Michael R. O’Brien.  Mr. O’Brien serves as our Chief Financial Officer pursuant to an employment agreement that was effective on September 2, 2008, as amended on December 29, 2008. Pursuant to the employment agreement, Mr. O’Brien receives an annual base salary of $200,000. In addition, the employment agreement provides that Mr. O’Brien is eligible to receive (a) an annual performance bonus of up to 35% of his base salary based on the achievement of objectives to be agreed upon by the Company and Mr. O’Brien, with higher bonus amounts possible if objectives are exceeded (all subject to approval by the Compensation and Governance Committee) and (b) an option to purchase 40,000 shares of common stock annually and a one-time restricted stock grant of 2,000 shares (all subject to the approval of the Compensation and Governance Committee). The employment agreement also contains certain restrictive covenants, including the requirement that Mr. O’Brien execute a confidentiality agreement.

Under the employment agreement, through September 2, 2009, Mr. O’Brien was entitled to receive six months of his then current salary, payable in equal installments during the six months immediately following his termination, if he was terminated without Cause more than 90 days after the beginning of his employment with the Company or if he was terminated without Cause at any time after a material change in his reporting structure.

Alternatively, if Mr. O’Brien is terminated without Cause after September 2, 2009 or if he is terminated without Cause in connection with a Corporate Transaction, he will be entitled to receive 12 months of his then current base salary, payable in equal installments during the 12 month period immediately following his termination, plus a lump sum payment equal to the last target bonus paid to Mr. O’Brien, COBRA coverage for 12 months for Mr. O’Brien and his family, and immediate vesting of the unvested portion of his stock options and restricted stock grants.

For purposes of Mr. O’Brien’s employment agreement, the following terms are defined as follows:

•	“Cause” includes (i) conviction of any felony or misdemeanor; (ii) breach of the Company’s Code of Ethics or Insider Trading Policy or Regulation FD policies, as now in effect or as modified in the future; (iii) theft or embezzlement from the Company; or (iv) attempt to obstruct or failure to cooperate with any investigation authorized by the Company or any governmental or self-regulatory entity.

•	“Corporate Transaction” is any of the following events: (a) consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s common stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation; (b) consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or (c) approval by the holders of the Company’s common stock of any plan or proposal for the liquidation or dissolution of the Company.

Stephen C. Jones.  Mr. Jones served as our Chief Executive Officer until May 1, 2009, pursuant to an employment agreement that was effective beginning on June 3, 2008, as amended on December 29, 2008. Under the employment agreement, Mr. Jones received an annual base salary of $245,000 beginning in June 2008. In addition, the employment agreement provided that Mr. Jones was eligible to receive (a) an annual performance bonus for the 12-month period ended April 30, 2009 in an amount up to $160,000 payable in the sole discretion of the Board of Directors (on the recommendation of the Compensation and Governance Committee) based on the achievement of performance objectives tied to the Company’s 2008 and 2009 budgets and operating plans and such other factors as may have been approved by the Compensation and Governance Committee and Board of Directors, and (b) an option to purchase 160,000 shares of the Company’s common stock, also subject to approval of the Compensation and Governance Committee. The employment agreement also provided for corporate housing in Seattle and four weeks of annual vacation. The employment agreement also contained certain restrictive covenants, including the requirement that Mr. Jones execute a confidentiality agreement and a noncompetition agreement.

Under the employment agreement, Mr. Jones was entitled to receive a lump sum payment equal to his base salary and immediate vesting of the unvested portion of his stock options granted pursuant to his employment if any of the following events occurred prior to May 1, 2009: (a) the Company terminated Mr. Jones’s employment without Cause, (b) Mr. Jones terminated his own employment for Good Reason or (c) the Company consummated a Corporate Transaction while Mr. Jones was employed by the Company.

For purposes of Mr. Jones’s employment agreement, the following terms were defined as follows:

•	“Cause” included (i) conviction of any felony or misdemeanor; (ii) breach of the Company’s Code of Ethics or Insider Trading Policy or Regulation FD policies, provided, however, that, if the breach is curable, it shall not constitute “Cause” if such breach is cured within 30 days after the receipt by Mr. Jones of written notice from the Company of the breach; (iii) theft or embezzlement from the Company; or (iv) attempt to obstruct or failure to cooperate with any investigation authorized by the Company or any governmental or self-regulatory entity; provided, however, that, if such obstruction or failure to cooperate is curable, it shall not constitute “Cause” if such obstruction or failure to cooperate is cured within 30 days after the receipt by Mr. Jones of written notice from the Company of such obstruction or failure to cooperate.

•	“Good Reason” is a material reduction in Mr. Jones’ then-current base salary unless such reduction is part of a reduction in salary that affects all executive officers of the Company at a substantially similar percentage of magnitude. Notwithstanding the foregoing, a termination will not be for “Good Reason” unless (i) Mr. Jones notifies the Company in writing of the reduction which he believes constitutes “Good Reason” within 90 days of its initial occurrence (and such reduction is, in fact, material); (ii) the Company fails to remedy such reduction within 30 days after the date on which it receives such notice (the “Remedial Period”); and (iii) Mr. Jones actually terminates employment within 30 days after the expiration of the Remedial Period and before the Company has remedied such reduction.

•	“Corporate Transaction” is any of the following events: (a) consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s common stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation; (b) consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or (c) approval by the holders of the Company’s common stock of any plan or proposal for the liquidation or dissolution of the Company.

On May 1, 2009, Mr. Jones terminated his employment with the Company. Pursuant to the Separation Agreement and General Release between Mr. Jones and the Company, the stock option for 160,000 shares of common stock granted to Mr. Jones on December 9, 2008 was modified so that it became fully vested on May 27, 2009 and, unless exercised, will expire on May 27, 2012. No severance payments or other benefits were due to him as a result of his resignation.

Thomas P. O’Neill.  Mr. O’Neill served as our Executive Vice President of Sales until April 10, 2009, pursuant to an employment agreement that was effective on March 31, 2008. Pursuant to the employment agreement, Mr. O’Neill received an annual base salary of $220,000. In addition, the employment agreement provided that Mr. O’Neill was eligible to receive (a) an annual performance bonus of up to 50% of his base salary based on the achievement of objectives set by the Company and higher bonus amounts if objectives were exceeded (all subject to approval by the Compensation and Governance Committee); (b) an option to purchase 40,000 shares of common stock or an equivalent combination of options and restricted stock annually (all subject to the approval of the Compensation and Governance Committee); and (c) a monthly car allowance of $750 plus gas expenses for Company business. The employment agreement also contained certain restrictive covenants, including the requirement that Mr. O’Neill execute a confidentiality agreement.

Under the employment agreement, through March 31, 2009, Mr. O’Neill was entitled to receive six months of his then current salary, payable in a lump sum payment if he was terminated without Cause more than 90 days after the beginning of his employment with the Company or if he was terminated without Cause at any time after a material change in his reporting structure.

Alternatively, if Mr. O’Neill was terminated without Cause after March 31, 2009 or if he was terminated without Cause in connection with a Corporate Transaction, he was entitled to receive 12 months of his then current base salary plus his target bonus, payable in a lump sum payment, COBRA coverage for 12 months for Mr. O’Neill and his family and immediate vesting of the unvested portion of his stock options and restricted stock grants.

For purposes of Mr. O’Neill’s employment agreement, the following terms were defined as follows:

•	“Cause” includes (i) conviction of any felony or misdemeanor; (ii) breach of the Company’s Code of Ethics or Insider Trading Policy or Regulation FD policies, as now in effect or as modified in the future; (iii) theft or embezzlement from the Company; or (iv) attempt to obstruct or failure to cooperate with any investigation authorized by the Company or any governmental or self-regulatory entity.

•	“Corporate Transaction” is any of the following events: (a) consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s common stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation; (b) consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or (c) approval by the holders of the Company’s common stock of any plan or proposal for the liquidation or dissolution of the Company.

In January 2009, as part of a Company-wide retention bonus following a reduction in workforce, Mr. O’Neill was awarded a retention bonus in the amount of $8,250. On April 3, 2009, Mr. O’Neill resigned from the Company effective April 10, 2009. No severance payments or other benefits were due to Mr. O’Neill as a result of his termination.

Equity Awards.  The equity awards were granted under the terms of the Company’s 2002 Stock Option and Restricted Stock Plan. The exercise price of all options granted in 2009 was equal to 100% of the closing price of our common stock on the grant date.

Except for one stock option granted to Mr. Jones, all stock options granted to executive officers in 2009 vest in equal installments every six months over forty-two months and expire ten years after the grant date. One of the two stock options for 20,000 shares granted to Mr. Jones on March 16, 2009 provided for full vesting one year from the date of grant.

Bonus Payments in 2009 for 2008 Performance.  The Company did not have an established bonus plan for 2008. Rather, after the end of the fiscal year, the Committee reviewed our fiscal 2008 results and evaluated the performance of each of our executives in 2008. Based on these evaluations, and particularly in light of the Company’s financial performance in 2008, the Committee determined that no cash bonuses would be awarded to the Named Executive Officers, with the exception of Mr. O’Neill. In recognition of his leadership and the performance of his team, Mr. O’Neill received a discretionary cash bonus of $3,300. Mr. O’Neill’s bonus was earned and paid in 2009. Instead of cash bonuses, on March 16, 2009 the Committee awarded stock option grants to purchase 20,000 shares of the Company’s common stock to each of Messrs. Jones, Ricci and O’Brien.

Bonus Payments in 2010 for 2009 Performance.  On April 6, 2009, the Company’s Board of Directors, on the recommendation of the Committee, adopted a 2009 bonus plan for Messrs. Ricci and O’Brien.

The 2009 bonus plan consisted of two components: (1) an objective component based on achievement of key performance indicators relating to the Company’s operating plan (“KPIs”) that accounted for 75% of the possible bonus at target, and (2) a subjective component, payable at the sole discretion of the Committee based upon such factors that the Committee deemed appropriate with respect to each executive officer, that accounted for 25% of the possible bonus at target.

The first component of the 2009 bonus plan linked payout to achievement of KPIs related to the Company’s cash balance, net income (loss), operating expenses, average inventory on hand, brand development initiatives and annual gross margin, with each KPI assigned a different weight. Depending on the level of achievement for each KPI, Messrs. Ricci and O’Brien were eligible to receive between 0% and 100% of the target amount allocated to achievement of each KPI.

Each executive’s target bonus under the 2009 bonus plan was set at 40% of the bonus potential contemplated in that executive’s employment agreement, so that Mr. Ricci’s target bonus was 40% of his annual base salary and Mr. O’Brien’s target bonus was 14% of his annual base salary. Based on the review by the Committee of each of Messrs. Ricci and O’Brien’s designated KPIs and other achievements, they were granted a bonus equal to 45% of their target bonus for 2009, 20% of which constituted the objective component and 25% of which constituted the subjective component.

Because the 2009 target bonuses were set at a lower amount than contemplated in the executives’ employment agreements, on April 6, 2009, Messrs. Ricci and O’Brien received a stock option grant for 40,000 and 20,000 shares, respectively, of the Company’s common stock.

Outstanding Equity Awards at Fiscal Year-End 2009 Table

The following table presents information about outstanding equity awards held by each of the Named Executive Officers as of December 31, 2009. Mr. O’Neill terminated his employment with the Company in April 2009 and did not hold any equity awards at December 31, 2009.

			Option Awards				Stock Awards
								Market
							Number of	Value of
							Shares or	Shares or
							Units of	Units of
			Number of Securities				Stock	Stock
			Underlying Unexercised		Option		That Have	That Have
			Options		Exercise	Option	Not	Not
			(#)		Price	Expiration	Vested	Vested
Name	Grant Date		Exercisable	Unexercisable(1)	($)	Date	(#)(1)	($)(2)

Jonathan J. Ricci	04/06/2009		5,715	34,285	$0.84	04/06/2019	—	$—
	03/16/2009		14,285	85,715	0.80	03/16/2019	—	—
	03/27/2008		32,152	42,848	3.27	03/27/2018	—	—
	03/27/2008		—	—	—	—	4,571	1,966
Michael R. O’Brien(3)	04/06/2009		2,858	17,142	0.84	04/06/2019	—	—
	03/16/2009		8,574	51,426	0.80	03/16/2019	—	—
	12/09/2008		11,428	28,572	0.37	12/09/2018	—	—
	12/09/2008		—	—	—	—	1,429	614
Stephen C. Jones(4)	12/09/2008	(5)	160,000	—	1.25	05/27/2012	—	—

(1)	Unless otherwise noted below, these options and restricted stock awards vest over a period of 42 months, with 14.29% vesting on each six-month anniversary of the grant date.

(2)	The closing price of our common stock on December 31, 2009 was $0.43 per share.

(3)	The option and restricted stock awards granted to Mr. O’Brien on December 9, 2008 vest 14.29% on March 2, 2009, with an additional 14.29% to vest on each six month period thereafter over the following 36 months.

(4)	Mr. Jones resigned from the Company effective May 1, 2009 and from the Board of Directors effective May 27, 2009.

(5)	This option became fully vested on May 27, 2009, pursuant to the Separation Agreement and General Release with Mr. Jones effective May 15, 2009.

Additional Narrative Disclosure

As described above under “Narrative Disclosure to Summary Compensation Table,” we entered into employment agreements with each of our Named Executive Officers and a Separation Agreement and General Release with Mr. Jones, which provide for certain benefits in the event of termination or change of control.

In addition, our 2002 Stock Option and Restricted Stock Plan (the “2002 Plan”) provides for accelerated vesting of all unvested awards upon a corporate transaction, irrespective of the scheduled vesting date for these awards, unless the awards are assumed or substituted for by the successor company. For purposes of the 2002 Plan, a “corporate transaction” means any of the following events:

•	Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s common stock are converted into cash, securities or other property and the Company’s shareholders (immediately prior to such merger or consolidation) own less than 50% of the outstanding voting securities of the surviving corporation after the merger or consolidation;

•	Consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of the Company’s assets; or

•	Shareholder approval of any plan or proposal for the liquidation or dissolution of the Company.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Board of Directors considers the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of the Board of Directors.

In addition to cash and stock-based compensation, non-employee directors are reimbursed for their out-of-pocket expenses, in accordance with our reimbursement policies, incurred in attending meetings of the Board of Directors and committee meetings and conferences with our senior management. We also maintain liability insurance on all of our directors and executive officers. Directors who are our employees receive no compensation for their service as directors.

2009 Standard Cash Compensation

Under the compensation structure effective March 3, 2009, each non-employee director received the following cash compensation for his or her service in 2009.

Position	Amount

Non-employee (“NE”) Director Annual Retainer	$12,000
NE Director Board Meeting Attendance Fee (telephonic)	1,000	(500)
NE Director Committee Meeting Attendance Fee other than Audit Committee — live or telephonic	500
NE Director Audit Committee Meeting Attendance Fee — live or telephonic	1,000
Additional Chair of Audit Committee Annual Retainer	3,500
Additional Chair of Compensation and Governance Committee Annual Retainer	2,000
Additional Chair of Nominating Committee Annual Retainer	2,000

2009 Standard Equity Compensation

Effective March 3, 2009, each non-employee director receives an annual stock option grant for 20,000 shares of common stock, with an exercise price equal to the fair market value of the common stock on the date of grant and a term of ten years, or an equivalent grant of shares of restricted stock. Stock options and restricted stock awards granted prior to March 3, 2009 vest over a period of 42 months, with 14.29% vesting on each six-month anniversary of the grant date. Effective March 3, 2009, the Board of Directors adopted a new vesting schedule for option awards and restricted stock grants made to non-employee directors, with the grants to vest in full one year from the date of grant.

2009 Non-Standard Compensation

In November 2009, the Board of Directors, upon the recommendation of the Compensation and Governance Committee, approved additional compensation to Mr. Eiswirth in the amount of $1,000 in recognition of the additional service, in his capacity as a director, provided to the Company in connection with the Company’s evaluation of strategic alternatives.

In connection with Mr. van Stolk’s resignation from the Board of Directors in April 2009, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Mr. van Stolk that settled certain obligations under the Separation Agreement and Release that was entered into with Mr. van Stolk on

February 18, 2008 (the “Separation Agreement”) in connection with Mr. van Stolk’s resignation as the Company’s Chief Executive Officer. Under the Settlement Agreement, (1) Mr. van Stolk agreed to reduce his severance payments under the Separation Agreement by approximately $100,000 (to an aggregate of approximately $350,000) and the Company agreed to pay the remaining unpaid severance amount of $150,000 to Mr. van Stolk in a single lump sum payment, (2) the Company agreed to pay $9,500 for Mr. van Stolk’s legal fees and (3) the Company agreed to terminate, effective immediately, Mr. van Stolk’s noncompetition and nondisparagement obligations under the Separation Agreement and the provisions in that agreement limiting Mr. van Stolk’s ability to discuss the Company’s business with certain third parties. The $453,881 severance amount originally due to Mr. van Stolk under the Separation Agreement was disclosed under the “All Other Compensation” column of the “Summary Compensation Table” in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders.

2009 Director Compensation Table

The following table presents information about compensation earned by or paid to non-employee directors during 2009.

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($)	($)(1)	($)

Mills A. Brown	$24,000	$11,066	$35,066
Richard S. Eiswirth, Jr.	33,000	11,066	44,066
Michael M. Fleming	25,250	11,066	36,316
Matthew K. Kellogg	29,000	11,066	40,066
Susan A. Schreter	29,000	11,066	40,066
Peter M. van Stolk(2)	8,500	11,066	19,566

(1)	Represents the aggregate grant date fair value for awards granted in 2009 in accordance with ASC Topic 718. See Note 10 of the consolidated financial statements in our 2009 10-K regarding the assumptions underlying the valuation of equity awards. As of December 31, 2009, each non-employee director had the following number of options outstanding: Mr. Brown, 20,000, Mr. Eiswirth, 65,000, Mr. Fleming, 50,000, Mr. Kellogg, 35,000, Ms. Schreter, 35,000, Mr. van Stolk, 0. As of December 31, 2009, each non-employee director had the following number of restricted stock awards outstanding: Mr. Brown, 0, Mr. Eiswirth, 2,857, Mr. Fleming, 2,857, Mr. Kellogg, 1,143, Ms. Schreter, 1,143, Mr. van Stolk, 0.

(2)	Mr. van Stolk resigned from the Board of Directors effective April 3, 2009.

Stock Ownership Guidelines

In August 2007, the Board of Directors implemented stock ownership guidelines for its non-employee directors to further align their interests with those of shareholders. For non-employee directors, stock ownership guidelines are set at a value equal to three times their annual cash retainer and other Board fees paid to such director over the prior twelve months. Under these guidelines, non-employee directors are encouraged to increase their ownership of Company common stock to meet these ownership requirements within three years of becoming a director, or within three years of the adoption of the guidelines, whichever is later. The required ownership level for each director is re-calculated as of June 30 of every third year. Shares that count toward these ownership guidelines include:

•	shares of common stock purchased on the open market;

•	common stock obtained and held through stock option exercises; and

•	vested restricted stock and in-the-money vested stock options.

For as long as a director continues to serve on the Board, he or she may sell no more than 33% of his or her vested stock holdings in any one quarter. However, directors may sell enough shares to cover their income tax liability on vested grants. The Board may approve exceptions to these guidelines on a case-by-case basis.

The earliest compliance deadline under the guidelines is in August 2010. Our directors were subject to an extended Company-imposed trading blackout period for all of fiscal 2009 through the announcement of our financial results for the quarter ended June 30, 2010. This blackout period has limited the directors’ ability to acquire Company common stock on the open market, and as of June 30, 2010, two directors meet the ownership level under the stock ownership guidelines.

TRANSACTIONS WITH RELATED PERSONS

There have been no related person transactions required to be disclosed pursuant to Item 404(a) or Item 404(d)(1) of Regulation S-K since the beginning of fiscal year 2008.

The Board of Directors, upon the recommendation of the Audit Committee, has adopted a written policy for the review and approval or ratification of related person transactions. Under the policy, our directors and executive officers are expected to disclose to our Chief Financial Officer (or, if the transaction involves the Chief Financial Officer, to the Chief Executive Officer) (either, as applicable, the “Designated Officer”) the material facts of any transaction that could be considered a related person transaction promptly upon gaining knowledge of the transaction. A related person transaction is generally defined as any transaction required to be disclosed under Item 404(a) of Regulation S-K, the SEC’s related person transaction disclosure rule, except that our policy does not contain a dollar threshold for a transaction to be considered a related person transaction.

If the Designated Officer determines that the transaction is a related person transaction under SEC’s rules, the Designated Officer will notify the Chair of the Audit Committee and submit the transaction to the Audit Committee, which will review and determine whether to approve or ratify the transaction.

When determining whether to approve or ratify a related person transaction, the Audit Committee will review relevant facts regarding the related person transaction, including:

•	The extent of the related person’s interest in the transaction;

•	Whether the terms are comparable to those generally available in arm’s-length transactions; and

•	Whether the related person transaction is consistent with the best interests of the Company.

The related person involved in the related person transaction may participate in the approval/ratification process only to provide additional information as needed for the Audit Committee’s review. If any Related Person Transaction is not approved or ratified by the Committee, the Committee may take such action in respect of the transaction as it may deem necessary or desirable in the best interests of the Company and its shareholders. If any related person transaction is ongoing or is part of a series of transactions, the Audit Committee may establish guidelines as necessary to appropriately review the ongoing related person transaction. After initial approval/ratification of the transaction, the Audit Committee will review the related person transaction on a regular basis (at least annually).

The Audit Committee is authorized to administer the Company’s related person transactions policy, and may amend, modify and interpret the policy as it deems necessary or desirable. Any material amendments or modifications to the policy will be reported to the full Board at its next regularly scheduled meeting. In addition the Audit Committee will conduct an annual review and assessment of the policy.

REPORT OF AUDIT COMMITTEE

Audit Committee Report

The Audit Committee of our Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent registered public accounting firm (“independent accountants”) is responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted auditing principles and issuing their report. For fiscal year 2009, Deloitte & Touche LLP served as our “independent accountants.”

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2009 with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and SEC Regulation S-X, Rule 2-07.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants the independent accountants’ independence.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Richard S. Eiswirth, Jr., Chairman
Matthew K. Kellogg
Susan A. Schreter

CHANGE IN INDEPENDENT AUDITORS

On April 23, 2010 we filed a Current Report on Form 8-K (the “Form 8-K”) with the SEC reporting that we dismissed our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), and engaged Peterson Sullivan LLP (“Peterson Sullivan”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The dismissal of Deloitte and the appointment of Peterson Sullivan were approved by the Company’s Audit Committee.

Deloitte’s reports on the Company’s consolidated financial statements for the years ended December 31, 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for Deloitte’s audit report dated March 31, 2010, which contained an explanatory paragraph that cited certain conditions that raised substantial doubt about the Company’s ability to continue as a going concern. During the fiscal years ended December 31, 2008 and December 31, 2009 and through April 23, 2010, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its reports on the financial statements of the Company for such fiscal years.

During the years ended December 31, 2008 and 2009 and through April 23, 2010, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company provided Deloitte with a copy of the Form 8-K and requested that Deloitte furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether Deloitte agrees with the disclosure contained in the Form 8-K. The Company received the requested letter from Deloitte and a copy of Deloitte’s letter was filed as Exhibit 16.1 to the Form 8-K.

During the years ended December 31, 2008 and 2009 and through April 23, 2010, neither the Company nor anyone on the Company’s behalf consulted Peterson Sullivan regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice of Peterson Sullivan was provided to the Company that Peterson Sullivan concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

On September 17, 2008 we filed a Current Report on Form 8-K (the “2008 Form 8-K”) with the SEC reporting that on September 11, 2008, we dismissed our independent registered public accounting firm, KPMG LLP (“KPMG”), and engaged Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. The dismissal of KPMG and the appointment of Deloitte were approved by the Company’s Audit Committee.

KPMG’s reports on the Company’s consolidated financial statements for the years ended December 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent interim periods through September 11, 2008, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on the financial statements of the Company for such fiscal years.

During the years ended December 31, 2006 and 2007 and in the subsequent interim periods through September 11, 2008, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)), except that, as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the audit report of KPMG on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007 contained an adverse opinion because of the effect of a material weakness related to the Company’s having limited accounting personnel with expertise in generally accepted accounting principles and financial reporting requirements. The Audit Committee discussed this material weakness with KPMG and authorized KPMG to respond fully to the inquiries of the successor accountant concerning the subject matter of the reportable event.

The Company provided KPMG with a copy of the 2008 Form 8-K, and requested that KPMG furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether KPMG agrees with the disclosure contained in the 2008 Form 8-K or, if not, stating the respects in which it does not agree. The Company received the requested letter from KPMG and a copy of KPMG’s letter was filed as Exhibit 16.1 to the 2008 Form 8-K.

During the years ended December 31, 2006 and 2007 and in the subsequent interim periods through September 11, 2008, neither the Company nor anyone on the Company’s behalf consulted Deloitte regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as contemplated by Item 304(a)(2) of Regulation S-K, or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit

Committee’s charter requires that the Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent auditors. In addition, the charter requires the Committee to pre-approve all additional non-audit matters to be provided by the independent auditors.

Audit and Related Fees

The following table sets forth the aggregate fees billed by Deloitte for professional services rendered in fiscal years ended December 31, 2009 and 2008.

	2009	2008

Audit Fees(1)	$404,175	$369,000
Audit-Related Fees(2)	7,145	—
Tax Fees(3)	23,500	—
All Other Fees	—	—

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings.

(2)	“Audit-Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.

(3)	“Tax Fees” generally represent fees for tax advice.

All the above services were pre-approved by the Audit Committee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Peterson Sullivan LLP as our independent registered public accounting firm for the 2010 fiscal year, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of Peterson Sullivan are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of Peterson Sullivan as our independent registered public accounting firm is not required. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Audit Committee is submitting the selection of Peterson Sullivan to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm, and may retain that firm or another without resubmitting the matter to the shareholders. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our shareholders.

Deloitte served as our independent registered public accounting firm for the years ended December 31, 2008 and December 31, 2009. Representatives of Deloitte are not expected to be present at the Annual Meeting.

The Board of Directors Recommends a Vote “FOR” Proposal 2

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Shareholder Proposals

We currently plan to hold our 2011 Annual Meeting of Shareholders on or about Wednesday, May 25, 2011. Eligible shareholders who wish to present proposals for action at the 2011 Annual Meeting of Shareholders and for inclusion in our Proxy Statement must submit their proposals in writing to our Corporate Secretary, at 234 Ninth Avenue North, Seattle, Washington 98109 no later than Thursday, December 16, 2010, which we believe is a reasonable time before we will begin to print and send our proxy materials for the 2011 Annual Meeting of Shareholders. In addition, any shareholder who intends to present a proposal at the 2011 Annual Meeting without inclusion of such proposal in our proxy materials must provide us notice of such proposal in the manner set forth above by Friday, March 4, 2011 (which we believe is a reasonable time before we send our proxy materials for the 2011 Annual Meeting of Shareholders) or such proposal will be considered untimely. For such proposals that are untimely, the Company retains discretion to vote proxies it receives. For such proposals that are timely, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Director Nominations

Shareholders who intend to nominate persons for election to the Board of Directors at the 2011 Annual Meeting of Shareholders must provide advance written notice of such nomination in the manner required by our Bylaws. Written notice of nominations, complying with Section 17 of Article IV of the Bylaws, must be delivered or mailed by first class United States mail, postage pre-paid, to the Secretary of the Company not less than 14 days nor more than 50 days prior to the date of the 2011 Annual Meeting of Shareholders; provided, however, that if less than 21 days’ notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed above, to the Secretary of the company not later than 5:00 p.m. on the seventh day following the day on which notice of the meeting was mailed to the shareholders.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109, Attention: Investor Relations or calling us at 206-624-3357.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109, Attention: Investor Relations or calling us at 206-624-3357.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by the proxies on each of such matters, in accordance with their best judgment.

By Order of the Board of Directors

William R. Meissner
Chief Executive Officer

August 24, 2010

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors:	01 — Mills A. Brown	02 — Richard S. Eiswirth, Jr.	03 — Michael M. Fleming
	04 — Matthew K. Kellogg	05 — Susan A. Schreter

	☐	Mark here to vote FOR all nominees

	☐	Mark here to WITHHOLD vote from all nominees
			01	02	03	04	05

	☐	Mark here to vote FOR all nominees EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐

			For	Against	Abstain

2.	Ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons(s).
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — JONES SODA CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JONES SODA CO.
The undersigned shareholder of Jones Soda Co., a Washington corporation (the “Company”), hereby appoints William R. Meissner and Michael R. O’Brien, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the 2010 Annual Meeting of Shareholders (the “Shareholder Meeting”) to be held on September 23, 2010, at 2:00 p.m. local time at the Experience Music Project, 325 Fifth Avenue N., Seattle, Washington, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this Proxy Card.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE COMPANY’S NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU SIGN THIS PROXY WITHOUT OTHERWISE GIVING VOTING DIRECTION, THIS PROXY WILL BE VOTED “FOR” ALL COMPANY DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SHAREHOLDER MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.
If you receive more than one Proxy Card, please sign, date and return all such cards in the accompanying envelope.
Please sign, date and return this Proxy Card today, using the enclosed envelope.
(Continued and to be signed on the reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors:	01 — Mills A. Brown	02 — Richard S. Eiswirth, Jr.	03 — Michael M. Fleming
	04 — Matthew K. Kellogg	05 — Susan A. Schreter

	☐	Mark here to vote FOR all nominees
	☐	Mark here to WITHHOLD vote from all nominees
			01	02	03	04	05
	☐	Mark here to vote FOR all nominees EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐
			For	Against	Abstain
2.	Ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.		☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons(s).
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — JONES SODA CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JONES SODA CO.
The undersigned shareholder of Jones Soda Co., a Washington corporation (the “Company”), hereby appoints William R. Meissner and Michael R. O’Brien, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the 2010 Annual Meeting of Shareholders (the “Shareholder Meeting”) to be held on September 23, 2010, at 2:00 p.m. local time at the Experience Music Project, 325 Fifth Avenue N., Seattle, Washington, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this Proxy Card.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE COMPANY’S NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU SIGN THIS PROXY WITHOUT OTHERWISE GIVING VOTING DIRECTION, THIS PROXY WILL BE VOTED “FOR” ALL COMPANY DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SHAREHOLDER MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.
If you receive more than one Proxy Card, please sign, date and return all such cards in the accompanying envelope.
Please sign, date and return this Proxy Card today, using the enclosed envelope.
(Continued and to be signed on the reverse side)